UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 8, 2008

Bovie Medical Corporation
(Exact name of registrant as specified in its
charter)

Delaware	1-31885	11-2644611
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

734 Walt Whitman Road, Melville, New York   11747
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code
(631) 421-5452

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐ Pre-commencement communications pursuant to Rule l4d- 2(b) under the Exchange Act (17 CFR 240. l4d- 2(b)

☐ Pre-commencement communications pursuant to Rule 13 e-4( c) under the Exchange Act (17 CFR 240.13 e-4( c)

ITEM: 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Effective April 8, 2008, the Board of Directors replaced Vera McElroy as Secretary and installed Gary Pickett, the Company’s CFO as Secretary of the Corporation. In connection with his duties as CFO, Mr. Pickett has been assuming many activities of the Secretary and the Board believes that his installation as Secretary is appropriate and in the Company’s interest. Ms. MacElroy, who also serves as Administrator of Human Resources, will continue in that position.

(d)(i)-(5) On April 8, 2008, the Board of Directors’ elected Steve Livneh, who is also President of our wholly owned Canadian Subsidiary, Bovie Canada, to serve as director of Bovie Medical Corporation. In addition, on the same date, the Board of Directors also elected Steven A. MacLaren to serve on the Board. Mr. MacLaren holds a BSBA degree in Accounting from Ohio State University and also serves as a financial consultant to our company. During fiscal 2007, he received compensation aggregating $ 84,920 in that capacity.

Both Messrs, Livneh and MacLaren shall serve as directors until the next annual meeting of shareholders.

(3)  Mr. MacLaren is also expected to serve on our audit committee.

Bovie Medical Corporation

By:	/S/ Andrew Makrides
Andrew Makrides, President